UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 27, 2026

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(515) 978-3737

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2026 ClearanceJobs, LLC, a recently formed Delaware limited liability company and a wholly owned indirect subsidiary of DHI Group, Inc., (the “Company”) entered into, and closed the transactions contemplated by, a Membership Interest Purchase Agreement (the “Agreement”) with the selling members (collectively, the “Sellers”) of Point Solutions Group, LLC, a Colorado limited liability company (“PSG”). The Agreement sets forth the terms for the purchase.

Pursuant to the Agreement, the Company has purchased from the Sellers all of the outstanding membership interests of PSG, for an aggregate purchase price of approximately $5.5 million, of which approximately $5.0 million was paid by the Company in cash at closing and $0.5 million is payable within one year of the purchase date upon achieving certain revenue thresholds in 2026.

The Agreement contains customary representations, warranties, covenants, and indemnification obligations of the Company and the Sellers.

The foregoing descriptions of the Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The representations and warranties contained in the Agreement were made as of the dates set forth in the Agreement and only for purposes of the transactions contemplated thereby. Such representations and warranties are solely for the benefit of the Company and the Sellers and may be subject to limitations agreed upon by the Company and the Sellers, including, among others, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations or warranties therein, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, PSG or any third party. Further, information concerning the subject matter of representations and warranties contained in the Agreement may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Rather, investors and the public should look to the disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for information concerning the Company and its subsidiaries.

Item 7.01. Regulation FD Disclosure

On March 2, 2026, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01 and the press release furnished as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Membership Interest Purchase Agreement dated February 27, 2026 by and among ClearanceJobs, LLC, PSG Holdings, LLC, Mad Hat Holdings LLC, Bionic Fox LLC and RWR Holdings, LLC.
99.1	Press release dated March 2, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	March 2, 2026	By: /S/ Art Zeile
Name: Art Zeile
Title: Chief Executive Officer

EXHIBIT INDEX
10.1	Membership Interest Purchase Agreement dated February 27, 2026 by and among ClearanceJobs, LLC, PSG Holdings, LLC, Mad Hat Holdings LLC, Bionic Fox LLC and RWR Holdings, LLC.
99.1	Press release dated March 2, 2026.
104	Cover Page Interactive Data File (embedded within the inline XBRL)